Exhibit 10.33

Annual Performance Incentive Plan

•	Participation in this plan is determined by the Compensation Committee.

•	Target payout is 50% of participant’s annual salary on the last day of the performance period.

•	PXP performance will be measured against the performance of the following index to determine the payout.

•	S&P Oil & Gas E&P (SPSIOP)

•	The performance period will be the prior calendar year.

•	Performance will be measured from the closing price on the last trading day of the year proceeding the performance period, through the last trading day of the performance period.

•	PXP’s stock performance will be stated in percentage of change in price over the performance period.

•	For example: Stock closes at 40.00 on 12/30/11 and has a closing price of 44.00 on 12/30/12. The percentage change is 10%.

•	Index performance will be stated in percent change in price over the performance period.

•	For example: S&P Oil & Gas E&P index closes at 7,000.00 on 12/30/11 and has a closing price of 8,400.00 on 12/30/12. The percentage change is 20%.

•	To calculate the impact of PXP stock versus the index the following steps will be taken.

•	Calculate the % in change for PXP stock over the performance period.

•	Calculate the % in change for the index over the performance period.

•	Subtract the index performance from PXP performance to determine “Performance Delta”.

•	Multiply the performance delta by four to obtain the percentage which is added to or subtracted from the target to obtain the payout percentage.

Performance Delta	Payout Percentage
25	200%
20	180%
15	160%
10	140%
5	120%
0	100%
-5	-80%
-10	-60%
-15	-40%
-20	-20%
-25	-0%